Hostess Brands, Inc. Announces Completion of Strategic Refinancing
KANSAS CITY, Mo., November 21, 2016 – Hostess Brands, Inc. (NASDAQ: TWNK, TWNKW) (the “Company” or “Hostess”), one of the largest manufacturers and marketers of sweet baked goods including Twinkies®, Ding Dongs®, Ho Hos®, Donettes® and a variety of new and classic treats, today announced the completion of a debt refinancing, including the repricing of its existing First Lien Term Loan and the refinancing of its existing debt into an all first lien capital structure.
Under the refinancing, the Company’s First Lien Term Loan was repriced from LIBOR plus 3.50% to LIBOR plus 3.00%, resulting in an interest rate reduction of 50 basis points, while the remaining $83 million of the Company’s Second Lien Term Loan with an interest rate of LIBOR plus 7.50% was refinanced with an incremental $83 million First Lien Term Loan at LIBOR plus 3.00%. The Company expects to realize approximately $8 million of interest expense savings annually, or approximately $0.04 of basic earnings per share to common shareholders, as a result of the refinanced capital structure. No covenants were changed and the First Lien Term Loan continues to have a maturity date of August 3, 2022.

“We are very pleased with the refinancing of our debt and the ongoing support from our banking partners and debt holders,” commented Bill Toler, President and Chief Executive Officer of Hostess. “These refinancing activities build on the success of our operational initiatives and reflect the strength of our business model and cash flow. We believe our new all first-lien capital structure, along with our healthy financial condition, will provide our business with the financial flexibility required to support our continued long-term growth.”
About Hostess Brands, Inc.
Hostess is one of the largest packaged food companies focused on developing, manufacturing, marketing, selling and distributing fresh baked sweet goods in the United States. The brand's history dates back to 1919, when the Hostess CupCake was introduced to the public, followed by Twinkies® in 1930. Today, Hostess produces a variety of new and classic treats including Ding Dongs®, Ho Hos®, Donettes® and Fruit Pies, in addition to Twinkies® and CupCakes.
For more information about Hostess, please visit hostessbrands.com. For information on Hostess products, please visit hostesscakes.com. Follow Hostess on Twitter: @Hostess_Snacks; on Facebook: facebook.com/Hostess; on Instagram: Hostess_Snacks; and on Pinterest: pinterest.com/hostesscakes.
Forward-Looking Statements
This press release contains statements reflecting our views about our future performance that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. Forward-looking statements are generally identified through the inclusion of words such as “believes,” “expects,” “intends,” “estimates,” “projects,” “anticipates,” “will,” “plan,” “may,” “should,” or similar language. Statements addressing our future operating performance and statements addressing events and developments that we expect or anticipate will occur are also considered as forward-looking statements. All forward looking statements included herein are made only as of the date hereof. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.
These statements inherently involve risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include, but are not limited to, maintaining, extending and expanding our reputation and brand image; protecting our intellectual property rights; leveraging our brand value to compete against lower-priced alternative brands; correctly predicting, identifying and interpreting changes in consumer preferences and demand and offering new products to meet those changes; operating in a highly competitive industry; our continued ability to produce and successfully market products with extended shelf life; our ability to drive revenue growth in our key products or add products that are faster-growing and more profitable; volatility in commodity, energy, and other input prices; our dependence on our major customers; our geographic focus could make us particularly vulnerable to economic and other events and trends in North America; increased costs in order to comply with governmental regulation; general political, social and economic conditions; a portion of our workforce belongs to unions and strikes or work stoppages could cause our business to suffer; product liability claims, product recalls, or regulatory enforcement actions; unanticipated business disruptions; dependence on third parties for significant services; our insurance may not provide adequate levels of coverage against claims; failures, unavailability, or disruptions of our information technology systems; our ability to achieve expected synergies and benefits and performance from our strategic acquisitions; dependence on key personnel or a highly skilled and diverse workforce; and our ability to finance our indebtedness on terms favorable to us; and other risks as set forth from time to time in our Securities and Exchange Commission filings, including, without limitation, our Annual Report on Form 10-K.

Contacts
Investors, please contact:
Katie Turner
ICR
646-277-1228
katie.turner@icrinc.com

Media, please contact:
Hannah Arnold
LAK Public Relations, Inc.
212-329-1417
harnold@lakpr.com
or
Marie Espinel
LAK Public Relations, Inc.
212-899-4744
mespinel@lakpr.com

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